EXHIBIT 10.16
Warrant No. ______
The securities represented by this certificate have been acquired directly or indirectly from the Issuer without being registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, and are restricted securities as that term is defined under Rule 144 promulgated under the Securities Act. These securities may not be sold, pledged, transferred, distributed or otherwise disposed of in any manner (“Transfer”) unless they are registered under the Securities Act and any other applicable securities laws, or unless the request for Transfer is accompanied by a favorable opinion of counsel, reasonably satisfactory to the Issuer, stating that the Transfer will not result in a violation of the Securities Act or any other applicable securities laws.
WARRANT
SUNAIR SERVICES CORPORATION
     SUNAIR SERVICES CORPORATION (formerly known as Sunair Electronics, Inc.) (the “Issuer”), a Florida corporation, with offices at 3005 SW 3rd Ave., Fort Lauderdale, FL 33315-3312, for value received, hereby certifies as of ___, 2005 (the “Issuance Date”) that ___, a ___(“Investor”), with an address for notice purposes hereunder at ___, ___, or its registered assigns, is entitled to purchase from the Issuer up to ___(___) (as further defined below, the “Issuable Number”) duly authorized, validly issued, fully paid and non-assessable shares (subject to the adjustments contained in this Warrant) of common stock, par value $0.10 per share (the “Common Stock”), of the Issuer at the purchase price per share equal to Six Dollars and Thirty Cents ($6.30) (the “Exercise Price”) at any time and from time to time on or after ___, 2006 which date which is one hundred eighty (180) days from the Issuance Date (the “Exercise Date”) and at or before 5:00 p.m., Fort Lauderdale, Florida time, on the fifth anniversary of the Issuance Date (the “Termination Date”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Capitalized terms used herein are defined in Section 10 hereof or elsewhere throughout this Warrant, or in that certain Purchase Agreement, dated as of ___, 2005, by and between Issuer and Investor (the “Purchase Agreement”). For purposes of this Warrant, the “Issuable Number” shall equal thirty-five percent (35%) of the aggregate number of shares of Common Stock purchased by Investor at the Closing pursuant to the Purchase Agreement at which this Warrant was issued.

     1. Exercise of Warrant.
     1.1 Manner of Exercise. This Warrant may be exercised by the holder of this Warrant (the “Holder”) in whole or in part, at any time and from time to time on or after the Exercise Date, by facsimile, mail or overnight courier delivery of a notice in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such Holder (a “Warrant Exercise Notice”). The closing of each exercise shall take place on (i) the third (3rd) Business Day following, and excluding, the date the Warrant Exercise Notice is delivered (the “Warrant Notice Date”), subject to the provisions of Section 1.4(b) hereof, (ii) at the option of the Holder, such later date as the conditions set forth in Section 1.2 have been waived or satisfied or (iii) any other date upon which the exercising Holder and the Issuer mutually agree (each, a “Warrant Closing Date”).
     (a) This Warrant may be exercised by the Holder hereof by paying cash to Issuer in the amount equal to the product of (i) the number of shares of Common Stock for which the Warrant is being exercised (without giving effect to any adjustment thereof) multiplied by (ii) the Exercise Price.
     (b) In lieu of payment of the Exercise Price in cash as set forth in Section 1.1(a), the Holder hereof may exercise this Warrant by specifying in the Warrant Exercise Notice that such Holder has elected to exercise this Warrant pursuant to a “broker-assisted” exercise/sale procedure pursuant to which funds to pay for exercise of the Warrant are delivered to the Issuer by a broker upon receipt of stock certificates from the Issuer through a licensed broker reasonably acceptable to the Issuer whereby the stock certificate or certificates for the shares of Common Stock for which the Warrant is exercised will be delivered by the Issuer to such broker as the agent for the Holder exercising the Warrant and the broker will deliver to the Issuer cash (or cash equivalents acceptable to the Issuer) equal to the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of the Warrant. The Issuer shall allow the issuance and delivery to such broker of the shares of Common Stock necessary to effect the sale of such shares by such broker and apply the sales proceeds to pay the Exercise Price notwithstanding the fact that the Issuer will not receive the cash proceeds until after the sale of the underlying shares of Common Stock, subject, in the event the Holder is an officer or director of the Issuer, to compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 with respect to loans to officers and directors. Holder hereby expressly agrees to indemnify and to hold the Issuer harmless for the full amount of any loss or damage (including all reasonable trial attorneys’ and appellate attorneys’ fees including those which may be incurred in the enforcement of this indemnity) Issuer may sustain as a result of such broker failing to remit to Issuer the proceeds from the sale of such shares of Common Stock in accordance with this Section 1.1(b).
     1.2 Conditions to Closing. It shall be a condition of the exercising Holder’s obligation to close on each Warrant Closing Date that each of the following is satisfied, unless waived by such Holder:
     (a) all shares to be issued upon such exercise shall be freely tradable Common Stock under the Securities Act and shall be duly listed and admitted to trading on Nasdaq,

the New York Stock Exchange or the American Stock Exchange, depending on where such shares are traded at the time the Warrant is exercised (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock for a portion or all of the shares to be issued upon such exercise in which case the Issuer shall issue such unregistered Common Stock upon such request).
     (b) As of such Warrant Closing Date, the Issuer shall have notified the Holder of all Restatements. The Holder and the Issuer expressly acknowledge and agree that the issuance of a press release by the Issuer disclosing a Restatement shall be deemed sufficient to satisfy this notice requirement.
If any such condition is not satisfied or waived prior to the third (3rd) Business Day following and excluding the date the Warrant Exercise Notice is delivered, then the Holder may, at its sole option, and at any time, withdraw the Warrant Exercise Notice by written notice to the Issuer regardless of whether such condition has been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligation with respect to such Warrant Exercise Notice and may submit a Warrant Exercise Notice on any future date with respect to the shares referenced in the original Warrant Exercise Notice.
     1.3 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to 5:00 p.m. (time in effect in Fort Lauderdale, Florida on such date) on the Business Day on which the Warrant Exercise Notice is delivered as provided in Section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.4 shall be deemed to have become the Holder or Holders of record thereof, provided, however, that such exercise shall not be deemed effective if at or prior to 5:00 p.m. (time in effect in Fort Lauderdale, Florida on such date) on the Warrant Closing Date the Holder delivers written notice of withdrawal to the Issuer as set forth in Section 1.2.
     1.4 Delivery of Warrant and Payment. On each Warrant Closing Date, the registered Holder shall surrender this Warrant to the Issuer at the address set forth for the Issuer in the introductory paragraph of this Warrant or such other address as the Issuer advises the Holder in writing and (a) shall deliver payment in cash, by wire transfer to the Issuer’s account designated by Issuer of immediately available funds or by certified or official bank check payable to the order of the Issuer, to the extent that the Warrant is exercised in accordance with Section 1.1(a), shall have so specified in the Warrant Exercise Notice delivered by such Holder and such Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Sections 2 and 3 hereof, or (b) if exercising this Warrant in accordance with Section 1.1(b) above, shall have so specified in the Warrant Exercise Notice delivered by such Holder, and the Issuer shall deliver to the Holder’s broker the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Sections 2 and 3 hereof, following the sale of which in accordance with Section 1.1(b) above such broker shall, within three (3) Business Days after the Warrant Closing Date, deliver payment in cash, by wire transfer to the Issuer’s account designated by Issuer of immediately available funds or by certified or official bank check payable to the order of the Issuer, to the extent that the Warrant is exercised.

     1.5 Delivery of Stock Certificates, etc. On each Warrant Closing Date, the Issuer at its expense (including the payment by it of any applicable issue taxes) shall cause to be issued in the name of and delivered to the Holder hereof or as such Holder may direct,
     (a) via facsimile and at such address specified by the Holder via a reputable overnight courier, a delivery notice in the form of Exhibit 2 hereto and one or more certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Closing Sales Price per share on the Business Day immediately preceding the date of such exercise, and
     (b) in case such exercise is in part only, at such address specified by the Holder via reputable overnight courier, a new Warrant of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder in the related Warrant Exercise Notice upon such exercise as provided in Section 1.1.
     2. Adjustment of Common Stock Issuable Upon Exercise.
     2.1 General; Warrant Price. The number of shares of Common Stock that the Holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of Sections 2 and 3) be issuable upon such exercise, as designated by the Holder hereof pursuant to Section 1.1, by a fraction of which (a) the numerator is the Exercise Price and (b) the denominator is the Warrant Price in effect on the date of such exercise. The “Warrant Price” shall initially be the Exercise Price. The Warrant Price shall be adjusted and readjusted from time to time as provided in Sections 2 and 3 hereof and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Sections 2 and 3 hereof.
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     2.5 Treatment of Stock Dividends, Stock Splits, etc. In case the Issuer at any time or from time to time on or after the Issuance Date shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, the Warrant Price in effect immediately prior to such dividend or subdivision shall, concurrently with the deemed effectiveness of such dividend or subdivision, be reduced to a price determined by multiplying the Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to giving effect to such dividend or subdivision and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such dividend or subdivision (including, without limitation, all shares of Common Stock deemed issued or issuable in connection with or as a result of such dividend or subdivision notwithstanding that any such shares have not actually been issued as of the deemed effectiveness of such dividend or subdivision). For purposes hereof, such dividend or subdivision shall be deemed effective, and additional shares of Common Stock shall be deemed to have been issued pursuant thereto (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.
     2.6 Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.
     2.7 Dividends and Distributions in Cash, Property or Securities other than Common Stock. In case the Issuer at any time or from time to time on or after the Issuance Date shall declare, order, pay or make a dividend or other distribution on the Common Stock of cash, property or securities (including, without limitation, a dividend payable in any shares, interests, rights, options, warrants, evidences of indebtedness or convertible securities of the Company or any other Person) other than a dividend payable in Common Stock covered under Section 2.5 hereof, then the Warrant Price shall be reduced, effective as of the date of such distribution record date, (a) in the case of a cash distribution, by the dollar amount of the cash distribution per share of Common Stock, subject to the last sentence of this Section 2.7, (b) in the case of a distribution of property other than cash, by the dollar amount of the fair market value of all the property being distributed divided by the number of shares of Common Stock issued and outstanding as of such dividend record date in respect of which such property distribution is being made and (c) in the case of a distribution of securities (including, without limitation, a dividend payable in any shares, interests, rights, options, warrants, evidences of indebtedness or convertible securities of the Company or any other Person) other than a dividend payable in Common Stock covered under Section 2.5 hereof, by the dollar amount of the fair market value of all such securities being distributed divided by the number of shares of Common Stock issued and outstanding as of such dividend record date in respect of which such property distribution is being made. The determination of fair market value of any such property (other than cash) or securities pursuant to this Section 2.7 shall be made by an independent, nationally recognized appraisal firm not affiliated with the Issuer that is regularly engaged in the business of appraising the type of property or securities, as applicable, that is the subject of such distribution, at the Issuer’s expense. If the aggregate amount of any ordinary cash distributions from retained earnings lawfully made in accordance with Section 607.06401 of the Florida Business Corporation Act (expressly excluding, without limitation, extraordinary, liquidating or partial liquidating cash distributions, by way of return of capital or otherwise) (“Ordinary Cash Distributions”) covered by this Section 2.7 shall, during any quarterly period of any calendar year (i.e. January 1 to March 31, April 1 to June 30, July 1 to September 30, or October 1 to December 31) (each, a “Quarterly Period”), total three-quarters of one percent (.75%) of the average of the Closing Sales Prices for the dividend record dates for such Ordinary Cash

Distributions during such Quarterly Period (the “De Minimis Cash Distribution Amount”) or less, then such cash distributions shall not require an adjustment to the Warrant Price pursuant to clause (a) of this Section 2.7; provided that, notwithstanding anything to the contrary set forth herein, the Warrant Price shall be adjusted as provided in clause (a) of this Section 2.7 by the aggregate amount of all (i) Ordinary Cash Distributions during any Quarterly Period in excess of the De Minimis Cash Distribution Amount and (ii) cash distributions other than Ordinary Cash Distributions.
     2.8 Subsequent Equity Sales.
     (a) Except as provided in Section 2.8(c) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of Sections 2.8(b)(i) through 2.8(b)(iv) hereof, deemed to have issued or sold, any Additional Shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Exercise Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:
          (i) if such Trigger Issuance occurs on or prior to the one year anniversary of the Issuance Date, the price of the Additional Shares of Common Stock issued in connection with the Trigger Issuance;
          (ii) if such Trigger Issuance occurs after the one year anniversary of the Issuance Date, as follows:

Adjusted Exercise Price =	(A x B) + D
A+C
               where
               “A” equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock deemed to be issued hereunder, immediately preceding such Trigger Issuance;
               “B” equals the Exercise Price in effect immediately preceding such Trigger Issuance;
               “C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and
               “D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;
provided, however, that in no event shall the Exercise Price after giving effect to such Trigger Issuance be (i) greater than the original Exercise Price; or (ii) less than $___(the market price of the Company’s Common Stock on the date of the Purchase Agreement), provided that the foregoing clause (ii) shall not be applicable after the Company shall have obtained the requisite Stockholder Approval.
          (b) For purposes of this Section 2.8, the following Sections 2.8(b)(i) through 2.8(b)(iv) shall also be applicable:
               (i) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any Options or Convertible Securities, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in Section 2.8(b)(iii), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.
               (ii) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in Section 2.8(b)(iii), no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the

Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of Section 2.8.
          (iii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Section 2.8(b)(i) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 2.8(b)(i) or 2.8(b)(ii), or the rate at which Convertible Securities referred to in Sections 2.8(b)(i) or 2.8(b)(ii) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this Section 2.8 or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this Section 2.8 (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Exercise Price then in effect hereunder shall forthwith be changed to the Exercise Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.
          (iv) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors of the Company. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Holder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights or non-cash consideration. In the event that the Holder objects to the Board of Directors’ determination of the fair market value of the Additional Rights or non-cash consideration (as the case may be), the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.

          (c) Notwithstanding the foregoing, no adjustment will be made under this Section 2.8 in respect of the issuance of Excluded Securities.
3. Business Combinations.
     3.1 Adjustment upon Business Combination. In case the Issuer on or after the Issuance Date is a party to (i) any acquisition of the Issuer by means of merger or other form of corporate reorganization in which outstanding shares of the Issuer are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person or its Parent, Subsidiary or affiliate, (ii) a sale of all or substantially all of the assets of the Issuer (on a consolidated basis) in a single transaction or series of related transactions, (iii) any other transaction or series of related transactions by the Issuer or relating to the Common Stock (including without limitation, any stock purchase or tender or exchange offer) in which the power to cast the majority of the eligible votes at a meeting of the Issuer’s shareholders at which directors are elected is transferred to a single entity or group acting in concert, or (iv) a capital reorganization or reclassification of the Common Stock (other than a reorganization or reclassification in which the Common Stock are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the shareholders of the Issuer immediately prior to such transaction own the Common Stock or other voting stock of the Issuer in substantially the same proportions relative to each other as such shareholders owned immediately prior to such transaction), then, and in the case of each such transaction (each of which is referred to herein as “Business Combination”), proper provision shall be made so that, upon the basis and the terms and in the manner provided herein, the Holder, upon exercise of all or any part of this Warrant at any time after the consummation of such Business Combination, shall be entitled to receive upon such exercise, the Common Stock and Other Securities, cash and property to which the Holder would have been entitled upon such consummation if the Holder had exercised the Warrant immediately prior thereto (including, without limitation, any additional shares of Common Stock, Other Securities, cash and property issuable as a result of an increase in the Issuable Number occurring after the date of consummation of such Business Combination), as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Holder; provided, that if the Acquiring Person or its Parent, as the case may be, shall combine, subdivide or reclassify its common stock, or shall declare any dividend payable in shares of its common stock, or shall take any other action of a similar nature affecting such shares, the calculations above shall be adjusted to the extent appropriate, as provided in Section 2 of this Warrant, to reflect such event, including appropriate adjustments to account for any such event that occurs during any of the measurement periods set forth above.
     3.2 Assumption of Obligations. Notwithstanding anything contained herein to the contrary, the Issuer will not effect any Business Combination unless, prior to the consummation thereof, each Person (other than the Issuer) that may be required to deliver any stock, securities, cash or property upon exercise of this Warrant as provided herein shall assume (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 3 and the other provisions of this Warrant, the Holder may be entitled to receive.
4. No Impairment. The Issuer will not, by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Issuer (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Issuer may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding.
5. Accountants’ Report as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Issuer at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and, to the extent Holder in good faith disputes in writing such computations (setting forth in reasonable detail the basis for such dispute), cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Issuer) selected by the Issuer (and whose fees and expenses shall be borne by the Issuer) to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including but not limited to a statement of (a) the consideration received or to be received by the Issuer for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 2 or 3) on account thereof. The Issuer will forthwith mail a copy of each such report to each Holder of a Warrant and will, upon the written request at any time of any Holder of a Warrant, furnish to such Holder a copy of the most recent report setting forth the Warrant Price in effect as of the date such report is delivered and showing in reasonable detail how it was calculated. The Issuer will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by any Holder of a Warrant or any prospective purchaser of a Warrant designated by the Holder thereof.
     6. Notices of Corporate Action. In the event of :
     (a) any taking by the Issuer of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or
     (b) any capital reorganization of the Issuer, any reclassification or recapitalization of the capital stock of the Issuer or any consolidation or merger involving the Issuer and any other Person or any transfer of all or substantially all the assets of the Issuer to any other Person, or
     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Issuer, the Issuer will mail to the Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be delivered to Holder at least twenty (20) Business Days prior to the date therein specified, but in no event later than the date notice is delivered to any holder of Common Stock.
7. Reservation of Shares. For so long as the Warrant represented hereby has not been exercised in full, the Issuer shall at all times prior to the Termination Date reserve and keep available, free from pre-emptive rights, out of its authorized but unissued capital stock, the number of shares required to permit the full exercise of this Warrant (assuming it were exercised in the manner provided for in Section 1.1(a) hereof).
8. Lost or Stolen Warrant. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Issuer shall issue in exchange and substitution for and upon cancellation of the mutilated warrant certificate, or in lieu of and substitution for the warrant certificate lost, stolen or destroyed, a new warrant certificate of like tenor, but only upon receipt of evidence reasonably satisfactory, and (in the case of loss, theft or destruction) of an undertaking to provide reasonably satisfactory indemnification, to the Issuer of or in respect of such loss, theft or destruction of such warrant certificate.
9. Warrant Agent. The Issuer (and any corporation into which the Issuer is merged or any corporation resulting from any consolidation to which the Issuer is a party) shall serve as warrant agent (the “Warrant Agent”) under this Warrant. The Warrant Agent hereunder shall at all times maintain a register (the “Warrant Register”) of the Holders of this Warrant. Upon 30 days’ notice to the registered Holder hereof, the Issuer may appoint a new Warrant Agent. Such new Warrant Agent shall be a corporation doing business and in good standing under the laws of the United States or any state thereof, and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published by such Warrant Agent prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Issuer and shall be legally and validly executed and delivered by the Issuer. Any corporation into which any new Warrant Agent may be merged or any corporation resulting from any consolidation to which any new Warrant Agent shall be a party or any corporation to which any new Warrant Agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Warrant Agent under this Warrant without any further act; provided that such corporation (i) would be eligible for appointment as successor to the Warrant Agent under the provisions of this Section 9 or (ii) is a wholly owned Subsidiary of the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be delivered via reputable overnight courier to the registered Holder hereof at such Holder’s last address as shown on the Warrant Register.
10. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:
     10.1 “Acquiring Person” means, in connection with any Business Combination: (i) the continuing or surviving corporation or other entity of a consolidation or merger with the Issuer (if other than the Issuer), (ii) the transferee of all or substantially all of the properties or assets of the Issuer, (iii) the corporation or other entity consolidating with or merging into the Issuer in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iv) the entity or group acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Issuer’s shareholders at which directors are elected or, (v) in the case of a capital reorganization or reclassification described in clause (iv) of the definition of Business Combination, the Issuer.
     10.2 “Additional Shares of Common Stock” means all shares (including treasury shares) of Common Stock issued or sold by the Issuer on or after the Issuance Date, whether or not subsequently reacquired or retired by the Issuer, other than shares issued upon the exercise of the Warrants; provided, however, that this term shall not include Excluded Securities.
     10.3 “Business Combination” shall have the meaning attributed to it in Section 3.1 hereof.
     10.4 “Business Day” means any day on which the Common Stock may be traded on the American Stock Exchange or, if not admitted for trading on the American Stock Exchange, on any day other than a Saturday, Sunday or holiday on which banks in Fort Lauderdale, Florida are required or permitted to be closed.
     10.5 “Closing Sales Price” means, on any date, the amount per share of the Common Stock (or, for purposes of determining the Closing Sales Price of the common stock of an Acquiring Person or its Parent under Section 3, the common stock of such Acquiring Person or such Parent), equal to (i) the closing sales price, or if no sale takes place on such date, the closing bid price of the Common Stock (or, in the case of an Acquiring Person or its Parent, it common stock) on the American Stock Exchange, or if not then listed or admitted for trading on the American Stock Exchange then on the national securities exchange on which the Common Stock (or, in the case of an Acquiring Person or its Parent, it common stock) is then listed or admitted for trading, or if not then listed or admitted for trading on a national securities exchange then on any securities exchange, quotation system or the OTC Bulletin Board on which the Common Stock (or, in the case of an Acquiring Person or its Parent, it common stock) is then listed or admitted for trading on such date, in each case as reported by Bloomberg, L.P. (or by such other Person as the Holder and the Issuer may agree), or (ii) if such Common Stock or common stock of an Acquiring Person or its Parent is not then listed or admitted for trading on any securities exchange, quotation system or the OTC Bulletin Board, the higher of (x) the book value per share thereof as determined (at Issuer’s cost) by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Issuer as of the last calendar day of any month ending within sixty (60) calendar days preceding the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by an independent, nationally recognized appraisal firm selected by the Issuer and reasonably acceptable to the Holder (whose fees and expenses shall be borne by Issuer), subject to adjustment for stock splits, recombinations, stock dividends and the like.
     10.6 “Common Stock” as defined in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Issuer the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference to Common Stock shares.
     10.7 “Convertible Securities” means any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.
     10.8 “Excluded Securities” means each of the following:
     (a) Common Stock issued pursuant to a duly authorized resolution of the Issuer’s Board of Directors approving such issuance, the issuance of which has been expressly approved by any director of the Issuer designated by Investor;
     (b) Common Stock issuable upon the exercise of Options issued pursuant to a duly authorized resolution of the Issuer’s Board of Directors or the Compensation Committee of the Issuer’s Board of Directors approving such issuance, the issuance of which has been expressly approved by any director of the Issuer designated by Investor, or Common Stock issuable upon the exercise of Options issued pursuant to the Issuer’s employee stock option plan or other employee, board, or consultant incentive plans or agreements approved by the Issuer’s Board of Directors or the Compensation Committee of the Issuer’s Board of Directors;
     (c) Common Stock issuable upon the conversion of Convertible Securities outstanding as of the Issuance Date or Convertible Securities issued pursuant to a duly authorized resolution of the Issuer’s Board of Directors approving such issuance, the issuance of which has been expressly approved by any director of the Issuer designated by Investor;

     (d) Common Stock issuable in connection with any business combination by the Company to the extent such combination and issuance in connection therewith are authorized pursuant to a duly authorized resolution of the Issuer’s Board of Directors;
     (e) Common Stock issued or issuable to the Holder upon exercise of this Warrant or on the Issuance Date; and
     (f) Anti-Dilution Shares to the extent the issuance thereof, together with the issuance of Anti-Dilution Shares pursuant to purchase agreements substantially similar to the Purchase Agreement entered into on the date of the Purchase Agreement by the Company and other third party purchasers, would result in the issuance of more than 19.9% of the number of shares of Common Stock outstanding on the date of the Purchase Agreement, unless the Stockholder Approval shall have been obtained.
     For the avoidance of doubt, clause (f) above shall cease to be effective upon the Company obtaining Stockholder Approval.
     10.9 “Issuer” as defined in the introduction to this Warrant, means Sunair Services Corporation (formerly known as Sunair Electronics, Inc.) and any corporation or entity which shall succeed to or assume the obligations of Sunair Electronics, Inc.
     10.10 “Options” means any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.
     10.11 “Other Securities” means any stock (other than Common Stock) and other securities of the Issuer or any other Person (corporate or otherwise) which the Holder of the Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.
     10.12 “Parent” as to any Acquiring Person, means any corporation which (a) controls the Acquiring Person directly or indirectly through one or more intermediaries, (b) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent’s Annual Report on Form 10-K (if Parent is required to file such a report) or would be required to so include the Acquiring Person in such Parent’s consolidated financial statements if they were prepared in accordance with U.S. GAAP and (c) is not itself included in the consolidated financial statements of any other Person (other than its consolidated Subsidiaries).
     10.13 “Person” means a corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.
     10.14 “Registered Common Stock” means Common Stock that has been registered under the Securities Act and is freely tradable.
     10.15 “Restatement” means that Issuer restates or announces its intention to restate, in any material way, any portion of its financial statements as included (i) in a Form 10-KSB or Form 10-QSB filed with the SEC in the form of an amendment thereto, (ii) in a Form 8-K or in any other filing made with the SEC, or (iii) in a press release or other form of media, except as is required as a result of a change occurring after the date of this Warrant in (1) applicable law or (2) generally accepted accounting principles promulgated by the Financial Accounting Standards Board or the SEC, which change is implemented by Issuer in the manner and at the time prescribed by such law or such generally accepted accounting principle.
     10.16 “SEC” means the Securities and Exchange Commission.
     10.17 “Subsidiary” of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.
     10.18 “Termination Date” has the meaning set forth in the introductory paragraph of this Warrant.
11. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.
12. No Rights or Liabilities as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Issuer or as imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on such Holder as a shareholder of the Issuer, whether such obligation or liabilities are asserted by the Issuer or by creditors of the Issuer.
13. Notices. All notices and other communications under this Warrant shall be in writing and shall be delivered by facsimile or by a nationally recognized overnight courier, postage prepaid, addressed (a) if to Investor, to the address set forth for the Investor in the introductory paragraph of this Warrant, and if to the Issuer, to the address set forth for the Issuer in the introductory paragraph of this Warrant, or (b) if to any other Holder of this Warrant, at the registered address of such Holder as set forth in the register kept at the principal office of the Issuer, provided that the exercise of any Warrant shall be effective in the manner provided in Section 1.
14. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. For clarification purposes, neither this Warrant nor any term hereof may be changed, waived, discharged or terminated other than pursuant to an instrument in writing signed by the Holder.
15. Descriptive Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

16. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
17. Judicial Proceedings; Waiver of Jury. Any judicial proceeding brought against the Issuer with respect to this Warrant may be brought in any court of competent jurisdiction in the State of Florida or of the United States of America for the Southern District of Florida and, by Issuer’s execution and delivery and Holder’s acceptance of this Warrant, each of the Issuer and Holder (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant, subject to any rights of appeal, and (b) irrevocably waives any objection the Issuer or Holder may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Each of the Issuer and Holder hereby waives personal service of process and consents, that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 13, and service so made shall be deemed completed on the first Business Day after such service is deposited with a reputable overnight courier or, if earlier, when delivered. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any party to bring proceedings against the other party in the courts of any other jurisdiction. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS WARRANT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.
18. Legend. Unless the shares of Common Stock or Other Securities issuable upon exercise of this Warrant have been registered under the Securities Act, upon exercise of all or any part of the Warrant and the issuance of any of the shares of Common Stock or Other Securities, all certificates representing such securities shall bear on the face thereof substantially the following legend:
“The securities represented by this certificate have been acquired directly or indirectly from the Issuer without being registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, and are restricted securities as that term is defined under Rule 144 promulgated under the Securities Act. These securities may not be sold, pledged, transferred, distributed or otherwise disposed of in any manner (“Transfer”) unless they are registered under the Securities Act and any other applicable securities laws, or unless the request for Transfer is accompanied by a favorable opinion of counsel, reasonably satisfactory to the Issuer, stating that the Transfer will not result in a violation of the Securities Act or any other applicable securities laws.”

19. Assignment. Notwithstanding anything to the contrary set forth herein, this Warrant and all rights hereunder may be assigned by the Holder to any Person; and upon the Holder’s providing written notice of such assignment to the Issuer, the Holder’s assignee shall become the registered assignee and the registered Holder of this Warrant, and the Issuer shall recognize such assignment and cause such assignment to be reflected in its books and records.
20. Restriction on Exercise. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that, if exercisable by such Holder, such Holder, any of its affiliates, or any other Person which may be deemed to be acting as a group in concert with such Holder or any of its affiliates for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), would beneficially own in excess of 4.9% (the “Applicable Percentage”) of the outstanding shares of Common Stock. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-a-vis other convertible, exercisable or exchangeable securities owned by such Holder) and of which this Warrant shall be exercisable shall, subject to such Applicable Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this Section 20 shall have any effect on the applicability of the provisions of this Section 20 with respect to any subsequent determination of exercisability. For the purposes of this Section 20, beneficial ownership and all determinations and calculations, including, without limitation, with respect to calculations of percentage ownership, shall be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. The provisions of this Section 20 shall be implemented in a manner otherwise than in strict conformity with the terms this Section 20 to correct this Section 20 (or any portion hereof) which may be defective or inconsistent with the intended Applicable Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Applicable Percentage limitation. The limitations contained in this Section 20 shall apply to a successor Holder of this Warrant. The holders of Common Stock of the Company shall be third party beneficiaries of this Section 20 and the Company may not waive this Section 20 without the consent of holders of a majority of its Common Stock. The Holder may waive the applicability of this Section 20 upon sixty one (61) days prior written notice to the Company.
This Warrant shall not be valid unless signed by the Issuer.
[Remainder of Page Left Blank Intentionally]

     IN WITNESS WHEREOF, Sunair Services Corporation has caused this Warrant to be signed by its duly authorized officer.

Dated:________________	SUNAIR SERVICES CORPORATION

By:

Name:

Title:

Exhibit 1
[FORM OF WARRANT EXERCISE NOTICE]
(To Be Executed Upon Exercise Of the Warrant)
[DATE]
Sunair Services Corporation
3005 SW 3rd Ave.
Fort Lauderdale, FL 33315-3312
Attention: [___]
          Re: Warrant No.
Ladies and Gentlemen:
     The undersigned is the registered Holder of the above-referenced warrant (the “Warrant”) issued by SUNAIR SERVICES CORPORATION (the “Issuer”), evidenced by copy of the Warrant attached hereto, and hereby elects to exercise the Warrant to purchase [___]1 shares of Common Stock (or Other Securities, as applicable) (as such capitalized terms are defined in such Warrant) and (check the appropriate box):
     [___] cash exercise: shall deliver on the Warrant Closing Date via wire transfer of immediately available funds or by certified or official bank check $___to the order of Sunair Services Corporation as payment for such Common Stock in accordance with the terms of such Warrant; or
     [___] broker-assisted exercise: following the Issuer’s issuance and delivery to the broker identified below of certificates for the shares of Common Stock (or Other Securities, as applicable) with respect to which this Warrant is being exercised and the sale of such shares of Common Stock (or Other Securities, as applicable), such broker shall deliver within three (3) Business Days after the Warrant Closing Date via wire transfer of immediately available funds or by certified or official bank check $___to the order of Sunair Services Corporation as payment for such Common Stock in accordance with the terms of such Warrant.
     In accordance with the terms of the attached Warrant, the undersigned requests that certificates for such shares be registered in the name of and delivered to the undersigned at the

1	Insert here the Issuable Number called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the Holder surrendering the Warrant.

following address (or in the case of a broker-assisted exercise, delivered to the following broker at the following address):

     The undersigned will deliver the original of the Warrant no later than the third Business Day after and excluding the date of this notice.
     [If the number of shares of Common Stock to be delivered is less than the total number of shares of Common Stock deliverable under the Warrant, insert the following — The undersigned requests that a new warrant certificate substantially identical to the attached Warrant be issued to the undersigned evidencing the right to purchase the number of shares of Common Stock equal to (x) the total number of shares of Common Stock deliverable under the Warrant less (y) [___]2.]

[HOLDER]

By:

Name:

Title:

ACKNOWLEDGED:
SUNAIR SERVICES CORPORATION

By:

Name:

Title:

2	Insert here the number of shares identified in the footnote immediately preceding this one.

Exhibit 2
[FORM OF WARRANT EXERCISE DELIVERY NOTICE]
[Date]
[HOLDER]

Attention:

Telephone:

Facsimile:

Ladies and Gentlemen:
     Reference is made to Warrant No. ___issued by SUNAIR SERVICES CORPORATION (the “Warrant”) dated as of ___. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Warrant.
     This notice confirms that the Warrant has been exercised by the Holder with respect to ___shares of Common Stock at a Warrant Price (as defined in the Warrant) of $___. Attached are copies of the front and back of the ___original stock certificates, each representing ___shares of Common Stock, together with a copy of the overnight courier air bill which will be used to ship such stock certificates. Also attached is a reissued warrant certificate, as provided in Section 1.5 of the Warrant. We will send the original stock certificates by overnight courier to the following address:

SUNAIR SERVICES CORPORATION

By:

Name:

Title:

21